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                                                                     Exhibit 5.1


                                                  1500 FLEET CENTER
                                                  PROVIDENCE, RHODE ISLAND 02903
                                                  (401) 274-2000
                                                  FAX (401) 277-9600
HINCKLEY, ALLEN & SNYDER
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ATTORNEYS AT LAW




                                                      January 21, 1999

The Providence Gas Company
100 Weybosset Street
Providence, RI 02903

Ladies and Gentlemen:

      We have acted as special counsel for The Providence Gas Company, a Rhode Island corporation, ("ProvGas") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by ProvGas with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration of $15 million of Senior Secured Insured Quarterly Notes due on or about February 1, 2029, also referred to as the First Mortgage Bonds, Series T (the "Notes").

      We have examined the Registration Statement, the Indenture dated as of January 1, 1922, as supplemented, including as to be supplemented by the Twentieth Supplemental Indenture to be dated on or about February 1, 1999 (a form of which is being filed with the Commission as an exhibit to the Registration Statement), between State Street Bank and Trust Company, as trustee (the "Trustee") and ProvGas (the "Indenture"). In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of ProvGas, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.


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The Providence Gas Company
January 21, 1999
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      Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, the Notes have been duly authorized and, when executed, authenticated and delivered in accordance with the provisions of the Indenture and the Registration Statement, will constitute valid and legally binding obligations of ProvGas, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      We are members of the Bar of the State of Rhode Island and we do not express any opinion herein concerning any law other than the law of the State of Rhode Island and the federal law of the United States.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. This opinion is rendered to you in connection with the Registration Statement and, except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,

                                    /s/ Hinckley, Allen & Snyder